Exhibit 23.2

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-141657) pertaining to the 2007 Incentive Compensation Plan of MarineMax, Inc.,

2)	Registration Statement (Form S-8 No. 333-83332) pertaining to the 1998 Incentive Stock Plan of MarineMax, Inc.,

3)	Registration Statement (Form S-8 No. 333-63307) pertaining to the 1998 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan of MarineMax, Inc.,

4)	Registration Statement (Form S-8 No. 333-156358) pertaining to the 2008 Employee Stock Purchase Plan of MarineMax, Inc.; and

5)	Registration Statement (Form S-8 No. 333-177019) pertaining to the 2011 Stock-Based Compensation Plan of MarineMax, Inc.;

of our report dated December 7, 2012, with respect to the consolidated financial statements of MarineMax, Inc. and subsidiaries included in this Annual Report (Form 10-K) of MarineMax Inc. and subsidiaries for the year ended September 30, 2014.

/s/ Ernst & Young LLP

Tampa, Florida

December 11, 2014